UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the annual meeting of the shareholders of CenterPoint Energy, Inc. (“CenterPoint Energy”) held on April 25, 2013, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. The proposals related to each matter are described in detail in CenterPoint Energy’s definitive proxy statement for the annual meeting, which was filed with the SEC on March 15, 2013.

Election of Directors (Item 1)

The following nominees for director were elected to serve one-year terms expiring at the 2014 annual meeting of shareholders:

Nominee	For	Against	Abstentions	Broker Non-Votes
Milton Carroll	296,392,313	19,926,685	893,294	51,974,055
Michael P. Johnson	313,284,261	2,652,688	1,275,343	51,974,055
Janiece M. Longoria	314,246,147	2,102,369	863,776	51,974,055
David M. McClanahan	313,636,898	2,748,894	826,500	51,974,055
Susan O. Rheney	314,317,308	2,044,099	850,885	51,974,055
R. A. Walker	312,908,359	3,433,404	870,529	51,974,055
Peter S. Wareing	314,277,211	1,849,773	1,085,308	51,974,055

Ratification of Appointment of Independent Auditors (Item 2)

The appointment of Deloitte & Touche LLP as independent registered public accountants for CenterPoint Energy for 2013 was ratified:

For	Against	Abstentions	Broker Non-Votes
364,407,794	3,647,915	1,130,638	0

Advisory Vote on Executive Compensation (Item 3)

The advisory resolution on executive compensation was approved:

For	Against	Abstentions	Broker Non-Votes
304,592,676	9,883,118	2,736,498	51,974,055

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: April 30, 2013	By:	/s/ Christopher J. Arntzen
Christopher J. Arntzen
Vice President, Deputy General Counsel and Assistant Corporate Secretary